UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2023

Marinus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, Radnor, PA
5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 801-4670

__________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Christine Silverstein to Board of Directors

On January 26, 2023, the Board of Directors (the “Board”) of Marinus Pharmaceuticals, Inc. (the “Company”) increased the size of the Board from six to seven members and, upon recommendation by the Nominating and Governance Committee of the Board, appointed Christine Silverstein as a member of the Board, effective immediately. Ms. Silverstein will serve as a Class III member of the Board. The term of the Class III directors will expire at the 2023 Annual Meeting of Stockholders. Additionally, the Board appointed Ms. Silverstein to serve on the Audit Committee of the Board and determined that Christine Silverstein is an “audit committee financial expert,” as that term is defined under the Securities and Exchange Commission rules implementing Section 407 of the Sarbanes-Oxley Act of 2002.

Ms. Silverstein will receive the standard compensation amounts payable to non-employee directors of the Company, which includes an annual cash retainer of $45,000 for service on the Board and an additional annual cash retainer of $10,000 for service on the Audit Committee of the Board. Her annual cash retainers will be pro-rated for 2023 to reflect her expected term of service during the calendar year. Also, pursuant to these arrangements, Ms. Silverstein received an initial grant of an option to purchase 32,400 shares of the Company’s common stock with an exercise price equal to $5.94, the closing price of the Company’s common stock on the date of grant, and a 7,200 restricted stock unit (“RSU”) award representing the right to receive shares of the Company’s common stock. The option will vest and become exercisable in 36 equal monthly installments and the RSU award will vest in three equal annual installments, both of which are subject to her continued service on the Board through each vesting date as well as the terms of the Company’s 2014 Equity Incentive Plan.

Ms. Silverstein and the Company also entered into an indemnification agreement requiring the Company to indemnify her to the fullest extent permitted under Delaware law with respect to her service as a director. The indemnification agreement is in the form entered into with the Company’s other directors, which was previously filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2022.

There is no arrangement or understanding between Ms. Silverstein and any other person pursuant to which Ms. Silverstein was appointed as a director. There are no relationships or transactions in which Ms. Silverstein has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Steve Pfanstiel as Chief Operating Officer

On January 26, 2023, the Board appointed Steve Pfanstiel as Chief Operating Officer (“COO”) of the Company, effective immediately. Mr. Pfanstiel will retain his position as the Company’s Chief Financial Officer and Treasurer.

In connection with his appointment, Mr. Pfanstiel’s annual base salary has been increased to $470,000 with a target annual bonus of 45% of such annual base salary. There are no other changes to Mr. Pfanstiel’s employment agreement, dated March 7, 2021 (which has been filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed on March 9, 2021), as amended on April 9, 2021 (which has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 13, 2021).

Mr. Pfanstiel, age 50, has served as the Company’s Chief Financial Officer and Treasurer since April 2021. Mr. Pfanstiel previously served as Vice President, Finance, of LifeScan, Inc. (“LifeScan”), a diagnostic systems manufacturer with products focusing on the diabetes market, from January 2020 to March 2021, where he was responsible for supporting LifeScan’s global commercial and development organizations, as well as its financial planning analysis function and treasury. Before LifeScan, Mr. Pfanstiel served as Senior Director of FP&A at OptiNose, Inc. (“OptiNose”), a publicly traded specialty pharmaceutical company focused on creating and bringing to market innovative products for patients with diseases treated by ear, nose, and throat and allergy specialists, from February 2018 to January 2020. During his time at OptiNose, Mr. Pfanstiel served as finance leader for the supply chain, R&D and clinical organizations and was responsible for the broader strategic finance analysis across the organization. From July 2016 to February 2018, Mr. Pfanstiel served as Senior Director supporting Global Strategic

Marketing for the DePuy Synthes Companies, a franchise of orthopedic and neurosurgery companies owned by Johnson & Johnson, where he provided financial leadership to the Global Orthopedics franchise and served as a member of the Orthopedics Global Management Board. From November 2013 to July 2016, Mr. Pfanstiel service as Senior Director supporting North America Commercial, Worldwide Financial Reporting, Strategic Marketing and R&D, for Animas Corporation and LifeScan, members of the Johnson & Johnson Family of Diabetes Companies, where he led the finance team transformation and implementation of a new business strategy with the diabetes leadership team. Earlier in his career, Mr. Pfanstiel held various finance positions for Johnson & Johnson, Janssen R&D and Ethicon Endo-Surgery. Mr. Pfanstiel received his B.A. in Physics from Wabash College, his M.S. in Environmental Systems Engineering from Clemson University and his MBA from Indiana University, Kelley School of Business.

Other than with respect to the increase in Mr. Pfanstiel’s annual base salary and target bonus, there are no arrangements or understandings between Mr. Pfanstiel and any other persons pursuant to which Mr. Pfanstiel was appointed as COO of the Company. There are no family relationships between Mr. Pfanstiel and any director or executive officer of the Company and Mr. Pfanstiel has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On January 30, 2023, the Company issued a press release announcing the appointment of Ms. Silverstein to the Board. A copy of such press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 30, 2023, of Marinus Pharmaceuticals, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

Date: January 30, 2023	/s/ Steven Pfanstiel
Steven Pfanstiel
Chief Financial Officer and Treasurer